Exhibit 10.2

February 4, 2013

Antero Resources Arkoma LLC

Antero Resources Piceance LLC

Antero Resources Pipeline LLC

Antero Resources Appalachian Corporation

1625 17th Street, 3rd Floor,

Denver, Colorado 80202

Attention:	Glen Warren
President and Chief Financial Officer

Re:  Borrowing Base Decrease

Ladies and Gentlemen:

Reference is hereby made to that certain Fourth Amended and Restated Credit Agreement dated as of November 4, 2010 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), by and among Antero Resources Arkoma LLC (successor by conversion of Antero Resources Corporation), a Delaware limited liability company (“Antero”), Antero Resources Piceance LLC (successor by conversion of Antero Resources Piceance Corporation), a Delaware limited liability company (“Antero Piceance”), Antero Resources Pipeline LLC (successor by conversion of Antero Resources Pipeline Corporation), a Delaware limited liability company (“Antero Pipeline”) and Antero Resources Appalachian Corporation, a Delaware corporation (“Antero Appalachian”) (Antero, Antero Piceance, Antero Pipeline and Antero Appalachian are hereinafter individually referred to as a “Borrower” and collectively as the “Borrowers”), certain Subsidiaries of the Borrowers, as Guarantors, the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.  References herein to any Section shall be to a Section of the Credit Agreement unless otherwise specifically provided.

The Borrowers have informed the Administrative Agent and the Lenders that Antero Resources Finance Corporation has issued on the date hereof $225,000,000 in stated principal amount of 6.000% Senior Notes due 2020 (the “Specified Senior Notes”) on terms and conditions permitted under and in accordance with the Credit Agreement.

As a result of the issuance of the Specified Senior Notes and pursuant to Section 3.06, the Credit Parties acknowledge and agree that (a) the Borrowing Base shall be reduced by $56,250,000, and (b) effective as of the date hereof, the Borrowing Base shall be $1,218,750,000 and shall remain at such amount until the earlier of (i) the next Redetermination of the Borrowing Base and (ii) the date such Borrowing Base is otherwise adjusted pursuant to the terms of the Credit Agreement.

By its signature below, each Credit Party hereby (a) acknowledges and agrees that effective as of the date hereof, the Borrowing Base shall be $1,218,750,000; (b) represents and warrants that the issuance of the Specified Senior Notes was consummated on terms and conditions permitted under and in accordance with the Credit Agreement; (c) acknowledges and agrees that except as set forth herein, the Credit Agreement and the other Loan Documents are hereby ratified and confirmed in all respects and shall remain in full force and effect; (d) ratifies and reaffirms its obligations under, and acknowledges, renews and extends its continued liability under, the Credit Agreement and each other Loan Document to which it is a party; (e) ratifies and reaffirms all of the Liens securing the payment and performance of the Obligations; (f) represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof, (g) all of the representations and warranties contained in the Credit Agreement and each Loan Document to which it is a party are true and correct in all material respects, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date, and (ii) no Default or Event of Default has occurred and is continuing; and (h) acknowledges and agrees that this letter agreement shall constitute a Loan Document for all purposes and in all respects.

This letter agreement shall become effective as of the date first written above when and only when the Administrative Agent shall have received duly executed counterparts of this letter agreement signed by each Credit Party.

This letter agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without regard to conflicts of law principles thereof.  This letter agreement may be executed in counterparts with each counterpart constituting an original and all of the counterparts, once executed, constituting but one original.  Delivery of an executed counterpart by facsimile or other electronic means shall be effective as delivery of an original executed counterpart.

[Signature Pages Follow]

Please execute a copy of this letter agreement in the spaces provided below to evidence your acceptance and approval of the terms and conditions set forth herein and return a fully-executed copy to the attention of the undersigned.

Very truly yours,

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and a Lender

By:	/s/ David M. Morris
Name:	David M. Morris
Title:	Authorized Officer

Signature Page

AGREED AND ACCEPTED
AS OF THE DATE SET FORTH ABOVE:

ANTERO RESOURCES ARKOMA LLC
ANTERO RESOURCES PICEANCE LLC
ANTERO RESOURCES PIPELINE LLC
ANTERO RESOURCES APPALACHIAN CORPORATION

By:	/s/ Alvyn A. Schoop
Alvyn A. Schopp
Treasurer and Vice President, Administration and Accounting for all of the foregoing Borrowers

ANTERO RESOURCES FINANCE CORPORATION

By:	/s/ Alvyn A. Schoop
Alvyn A. Schopp
Treasurer and Vice President, Administration and Accounting

ANTERO RESOURCES BLUESTONE LLC

By:	/s/ Alvyn A. Schoop
Alvyn A. Schopp
Vice President — Accounting & Administration/Treasurer

Signature Page